UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2024, Devon Energy Corporation (the “Company”) entered into a delayed draw term loan credit agreement (the “Credit Agreement”) among the Company, as the borrower, each lender from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as administrative agent, providing for delayed draw term loans in an aggregate principal amount not in excess of $2,000,000,000, including (x) a 364-day delayed draw term loan tranche in an aggregate principal amount not in excess of $500,000,000 and (y) a two-year delayed draw term loan tranche in an aggregate principal amount not in excess of $1,500,000,000. The delayed draw term loans may be borrowed in a single draw subject to satisfying certain funding conditions, including that the Company’s previously disclosed acquisition of all of the issued and outstanding securities of Grayson Mill Intermediate HoldCo II, LLC and Grayson Mill Intermediate HoldCo III, LLC (the “Acquisition”) be consummated substantially concurrently with such borrowing.

The Credit Agreement provides that the delayed draw term loan proceeds will be used to fund a portion of the cash consideration of the Acquisition. Interest rates on the delayed draw term loan borrowings under the Credit Agreement are determined based on the applicable loan type and a pricing grid set forth in the Credit Agreement and vary according to the credit ratings of the Company. The borrowing under the 364-day delayed draw term loan tranche matures 364 days after the initial funding thereof, and the borrowing under the two-year delayed draw term loan tranche matures two years after the initial funding thereof.

The Credit Agreement contains customary representations and warranties and customary covenants of the Company and certain restricted subsidiaries of the Company, including, among others, limitations on the creation of liens, limitations on mergers and other fundamental changes and restrictions on the incurrence of indebtedness by restricted subsidiaries. The Company has agreed to maintain a ratio of total funded debt to total capitalization of no greater than 65%, measured at the end of each fiscal quarter of the Company and calculated as set forth in the Credit Agreement. Upon the occurrence of certain events of default, the Company’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults, breach of covenant defaults, certain change of control events, certain cross defaults under other indebtedness obligations and other customary default triggers.

The above description of the material terms and conditions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto.

Relationships

Certain of the Lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various banking and financial services for the Company and its affiliates, for which they may receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 10.1*	Delayed Draw Term Loan Credit Agreement, dated August 12, 2024, by and among Devon Energy Corporation, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Jeffrey L. Ritenour
Jeffrey L. Ritenour
Executive Vice President and Chief Financial Officer

Date: August 12, 2024